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                                                                    Exhibit 10.2

                           SERIES B PURCHASE AGREEMENT

         THIS SERIES B PURCHASE AGREEMENT (this "Agreement") is made and entered into this 30th day of January, 2004, by and between GLOBAL ENERGY GROUP, INC. (the "Company"), a Delaware corporation, and GLOBAL ENERGY ACQUISITION GROUP, L.L.C. ("GEAG"), an Oklahoma limited liability company. Reference is made to that certain Series B Purchase Agreement dated on or about January 9, 2004 (the "Prior Agreement") between the parties to this Agreement. This Agreement supersedes and replaces the Prior Agreement. The Prior Agreement is hereby terminated and of no further force or effect.

                             BACKGROUND INFORMATION

         The Company needs additional capital to support its operations and desires GEAG to provide such capital in the form of an equity investment in the Company. GEAG is willing to provide such investment in the Company in the form of purchases of shares of the Company's 6% Redeemable Preferred Stock, Series B ("Series B Preferred").

                                   ARTICLE I
                               SERIES B PURCHASES

Section 1.1.      Old Money Purchase.

         (a) The parties acknowledge that GEAG has made and may continue to make certain loans ("Old Loans") to the Company with respect to which GEAG has been and may be issued promissory notes ("Old Notes") and stock purchase warrants ("Old Warrants"). The parties agree that, as of the date hereof, the aggregate amount owed by the Company to Purchaser with respect to the Old Loans is $562,573.04 ($552,500.00 principal amount plus $10,073.04 accrued interest) and the number of shares of Common Stock covered by the Old Warrants is 4,420,000.

         (b) On the earliest practicable date (the "Effective Date") on or after the first date as of which the Certificate of Designation for the Series B Preferred has been filed with the Secretary of State of the State of Delaware, GEAG shall purchase, and the Company shall issue and sell to GEAG, at a price of $1.00 per share, a number of shares of Series B Preferred equal to the aggregate number of dollars (rounded to the nearest whole dollar) then owed to GEAG under and with respect to all Old Notes, including accrued but unpaid interest. The purchase price for such shares shall be paid by delivery for cancellation of all Old Notes, such notes to be valued for these purposes at the amount owing thereunder, including accrued but unpaid interest, and the number of shares of Series B Preferred issued and sold under this paragraph shall be the maximum number of shares that can be purchased in exchange for the Old Notes valued as provided above. In connection with such purchases, the Old Warrants will remain outstanding and unaffected. Of the shares purchased pursuant to this Section 1.1, the number of shares with an aggregate purchase price equal to the outstanding principal balance of the Old Notes shall be referred to as the "Principal Shares," and the remaining shares shall be referred to as the "Interest Shares."

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Section 1.2.      New Money Purchases.

         (a) On or before the date ten (10) days after the Effective Date, at such specific times as are reasonably agreed upon by GEAG and the Company, GEAG shall purchase from the Company not less than 500,000 shares of Series B Preferred, including all Principal Shares (but not including Interest Shares) purchased pursuant to Section 1.1. The proceeds to the Company from all purchases pursuant to Section 1.1 (including the Interest Shares) shall be used for the expenses referred to in paragraph (b) below and to repay accrued but unpaid obligations of the Company, as well as for working capital and other general business purposes.

         (b) Subject to paragraph (d) below, during each of the first eighteen months during which this Agreement is in effect, GEAG shall purchase from the Company, and the Company shall issue and sell to GEAG, a number of shares of Series B Preferred that shall provide net proceeds the Company, including any proceeds to the Company from the Old Loans and from purchases of Series B Preferred pursuant to the preceding paragraph (a), an amount not less than the sum of all the following (but not to exceed $2,500,000 in the aggregate):

                  (i) The Company's normal operating costs and expenses for the month;

                  (ii) Royalty payments payable by the Company and its subsidiaries for the month;

                  (iii) The Company's obligations for the month with respect to management and consulting services;

                  (iv) Required debt service for secured and unsecured obligations of the Company;

                  (v) Pay all dividends and all redemption prices required to be paid on, for or with respect to shares of Series B Preferred and/or shares of the Company's 6% Redeemable Preferred Stock, Series A ("Series A Preferred"); and

                  (vi) Compensation previously deferred by employees of the Company.

         (c) Between the Effective Date and the date eighteen months thereafter, inclusive, at such specific times as are reasonably agreed upon by GEAG and the Company, GEAG shall purchase from the Company, and the Company shall issue and sell to GEAG, including all shares purchased pursuant to Section
1.1 and the preceding paragraphs (a) and (b), not less than 2,500,000 shares of Series B Preferred plus the number of Interest Shares.

         (d) Notwithstanding anything to the contrary, GEAG shall not be obligated under this Agreement to purchase from the Company, in the aggregate, more than 2,500,000 shares of Series B Preferred plus the number of Interest Shares.

         (e) Upon the occurrence of any Material Adverse Condition (as defined below), if such Material Adverse Condition continues unabated for a period of thirty (30) days or more, GEAG shall have the right and option, upon written notice to the Company, to terminate its


                                      -2-
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obligation to make any further purchases of Series B Preferred hereunder. For the purposes of this Agreement, "Material Adverse Condition" means any condition, change, development, circumstance, event or effect, or any two or more thereof, that, individually or in the aggregate, have had, or are reasonably likely to have, a materially adverse change in the business, assets, liabilities, prospects, results of operations or financial condition of the Company and its subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed to constitute or to have resulted in a Material Adverse Condition: (a) any level of or change in the market price or trading volume of the capital stock of the Company after the date hereof, (b) the suspension of trading in the Company's securities, (c) any condition, change, development, circumstance, event or effect arising from or relating to (1) any matter actually known to GEAG or its representatives as of the date hereof, (2) any matter within the reasonable control of GEAG, its representatives or affiliates, or its nominees to the Company's Board of Directors, (3) general business or economic conditions, (4) the industries in which the Company operates, unless materially and disproportionately affecting the Company (relative to other similar companies), (5) this Agreement or any action or transaction contemplated hereby, (6) any change in U.S. generally accepted accounting principles ("GAAP") which the Company is required to adopt, or (7) the availability (or non) or cost of financing.

Section 1.3. Optional Additional Purchases. At its option, at any time and from time to time after GEAG has purchased from the Company all shares of Series B Preferred referred to in Sections 1.1 and 1.2 and before September 15, 2008, GEAG may make one or more additional purchases of Series B Preferred from the Company, the aggregate amount of which shall not exceed 2,000,000 shares. The purchase price for each share of Series B Preferred purchased pursuant to this
Section 1.3 shall be $1.00, payable in cash at the time of such purchase.

Section 1.4. Share Certificates. With respect to each purchase of shares pursuant to this Agreement, GEAG shall be entitled to receive a certificate, in the form approved by the Company's Board of Directors, representing such shares, each such certificate to be issued at or promptly after the closing of the related purchase (each a "Closing").

Section 1.5.      New Warrants.

         (a) As additional consideration for each purchase of Principal Shares (but not Interest Shares) pursuant to Section 1.1, and as an inducement to GEAG to make or cause to be made each such purchase, at the Closing for each such purchase, the Company shall execute and deliver to GEAG a warrant ("New Warrant") in the form of Exhibit B, which New Warrant shall cover a number of shares ("New Warrant Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), equal to two (2) times the number of shares then being purchased by GEAG.

         (b) As additional consideration for each purchase of shares pursuant to Section 1.2 or 1.3, and as an inducement to GEAG to make or cause to be made each such purchase, at the Closing for each such purchase, the Company shall execute and deliver to GEAG a New Warrant, which New Warrant shall cover a number of New Warrant Shares equal to ten (10) times the number of shares then being purchased by GEAG.

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Section 1.6.      Use of Proceeds. The Company and GEAG shall cause the Company to use and apply the proceeds of purchases hereunder for the benefit of the Company and its shareholders, in support of the Company's business, including but not limited to capital improvements, acquisition of machinery and equipment, working capital and other general business purposes.

                                   ARTICLE II
                     COMPANY REPRESENTATIONS AND WARRANTIES

         The Company does hereby represent and warrant to GEAG as follows:

Section 2.1. Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted.

Section 2.2.      Authority; No Conflict; Required Filings and Consents.

         (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

         (b) Except as has been disclosed by the Company or its representatives to GEAG prior to execution of this Agreement, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of, the Certificate of Incorporation or Bylaws of the Company, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, loan, credit agreement, contract or other agreement, instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets may be bound, or (iii) conflict with, violate, or cause the termination of any instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets, except, in the case of (ii) and (iii), for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a material adverse effect on the Company or its assets, financial condition, results of operations, and prospects (a "Material Adverse Effect").

         (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the

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transactions contemplated hereby except for such consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Material Adverse Effect.

Section 2.3.      SEC Filings; Financial Statements.

         (a) During the last twelve months, and except to the extent that the failure to do so would not be reasonably likely to have a Material Adverse Effect, the Company has filed all forms, reports, registration statements, prospectuses, schedules, statements and documents, including the exhibits thereto, required to be filed by the Company with the U. S. Securities and Exchange Commission ("SEC") under the Securities Act or the Exchange Act, including without limitation the Exchange Act Filings (these forms, reports, registration statements, prospectuses, schedules, statements and documents, including the exhibits thereto, are referred to collectively as "Company SEC Reports"). Each Company SEC Report (i) at the time filed complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Report or necessary in order to make the statements in such Company SEC Report, in the light of the circumstances under which they were made, not misleading. The Company shall be deemed for all purposes to have disclosed to GEAG, a reasonable period of time prior to the execution of this Agreement, all information contained in the Company SEC Reports.

         (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Company SEC Reports, as of the date of the applicable Company SEC Report (collectively, the "Company SEC Financial Statements") complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or in the Company SEC Reports or, in the case of unaudited interim financial statements, as permitted by Form 10-QSB of the SEC) and fairly presented the consolidated financial position of the Company and its subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated.

Section 2.4. Capital Structure. The authorized capital stock of the Company is as set forth in the Company SEC Reports. As of the date of execution of this Agreement by the Company, (1) 13,800,707 shares of Common Stock are issued and outstanding, (2) all such issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, (3) there are issued and outstanding options and warrants to purchase up to an additional 10,922,158 shares of Common Stock, and (4) no other shares of capital stock of the Company (or rights to purchase any such capital stock) are outstanding. The shares of Series B Preferred to be issued under this Agreement, when issued pursuant to the terms of this Agreement, and the shares of Series A Preferred to be issued to those certain Series A Purchase Agreements of even date herewith, when issued pursuant to the terms of such agreements, will be duly authorized, validly issued, fully paid and nonassessable.

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Section 2.5.      No Undisclosed Liabilities. Except as has been disclosed to
GEAG in prior to execution of this Agreement, and except for normal or recurring liabilities incurred since the date of the financial statements included in the Company's most recent quarterly report on Form 10-QSB filed with the SEC, the Company does not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate, have had or will have a Material Adverse Effect.

Section 2.6. Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports that have been filed and are publicly available prior to the date hereof, since the date of the financial statements included in the Company's most recent quarterly report on Form 10-QSB filed with the SEC, the Company has conducted its business only in the ordinary course and in a manner consistent with recent past practice and, since such date, there has not been
(i) any change in the financial condition, results of operations, business, prospects, assets or properties of the Company and its subsidiaries, taken as a whole, that has had, or will have, a Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to the Company or any of its subsidiaries that has had, or will have, a Material Adverse Effect; (iii) any material change by the Company in its accounting methods, principles or practices; or (iv) any revaluation by the Company of any of its assets or liabilities that has had, or will have, a Material Adverse Effect.

                                  ARTICLE III
                       GEAG REPRESENTATIONS AND WARRANTIES

         GEAG does hereby represent and warrant to the Company as follows:

Section 3.1. Organization. GEAG is duly organized, validly existing and in good standing under the laws of the State of Oklahoma.

Section 3.2.      Authority; No Conflict; Required Filings and Consents.

         (a) GEAG has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by GEAG have been duly authorized by all necessary action on the part of GEAG. This Agreement has been duly executed and delivered by GEAG and constitutes the valid and binding obligation of GEAG, enforceable against GEAG in accordance with its terms, subject to the Bankruptcy and Equity Exception.

         (b) Except as has been disclosed by GEAG or its representatives to the Company prior to execution of this Agreement, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of, the organizational documents of GEAG, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, loan, credit agreement, contract or other

                                      -6-
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agreement, instrument or obligation to which GEAG is a party or by which GEAG or any of its properties or assets may be bound, or (hi) conflict with, violate, or cause the termination of any instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to GEAG or any of its properties or assets, except, in the case of (ii) and
(iii), for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, material.

         (c) No material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to GEAG in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.3. Investor Matters. The securities to be received by GEAG will be acquired for investment for GEAG's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof GEAG has no present intention of selling or otherwise distributing, and does not have any contract, undertaking, agreement or arrangement with any person with respect to any sale or other transfer of, any such securities. GEAG and/or its controlling persons are investors in securities of companies in the development stage, and GEAG acknowledges that it is able to protect its own interests, can bear the economic risk of the loss of its entire investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Company and the securities being purchased hereunder. GEAG has received all documents and information desired by it in connection with an investment in the Company, has had ample opportunity to ask questions of and receive answers from management of the Company, and has otherwise performed its due diligence investigation of the Company.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

Section 4.1. Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in any particular. respect or under any particular circumstance, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 4.2. Waiver. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

Section 4.3. Binding Agreements; No Third Party Beneficiaries; No Assignability. Each of the provisions and agreements herein contained shall be binding upon and inure to the benefit of the respective parties hereto, as well as their successors, but no statement contained herein is

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intended to confer upon any person or entity, other than the parties hereto and their successors in interest and permitted assignees, any rights or remedies under or by reason of this Agreement unless so stated to the contrary. No right under this Agreement shall be assignable nor any duty delegable by any party, except as expressly authorized in this Agreement, without the prior consent of each other party.

Section 4.4. Counterparts. This Agreement may be executed in any number of counterparts, by means of multiple signature pages each containing less than all required signatures, and by means of facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 4.5. Construction. As used herein, unless the context otherwise requires: (i) references to "Article" or "Section" are to an article or section hereof; (ii) all references to "Exhibits" are to Exhibits attached hereto and are incorporated herein by reference and made a part hereof; (iii) "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import;
(iv) the headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and are in no way intended to, and shall not be deemed to, describe, interpret, define, modify or limit the scope, extent or intent of this Agreement or any of the terms or provisions of this Agreement; and (v) words of gender used herein may be read as masculine, feminine, or neuter, as required by context, and words of number may be read as singular or plural, as similarly required.

Section 4.6. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by all the parties hereto, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

Section 4.7. Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

Section 4.8. Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party at the address on file with the Company and may be personally served, telecopied or sent by overnight courier service and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. (Tampa, Florida time) or, if not, on the next succeeding business day; or (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed. Notice to any party shall be addressed to such party at the address on file with the Company, or to such other address as the party addressed shall have previously designated by written "notice to the serving party, given in accordance with this Section.

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Section 4.9.      Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Delaware, without regard to conflicts of law principles.

Section 4.10. Consent to Jurisdiction. Each party consents to the jurisdiction of any state or federal court sitting in Dallas, Texas. Each party expressly submits and consents to the jurisdiction of the aforesaid courts and waives any defense of forum non conveniens. Each party hereby waives personal service of any and all process and agrees that all such service of process may be made upon it by certified or registered mail, return receipt requested, addressed to the parties at their respective addresses set forth in this Agreement.

Section 4.11. Opportunity to Cure Defaults. Upon any breach of or default under this Agreement by any party, no action shall be taken with respect thereto against the breaching or defaulting party unless and until such breach or default remains uncured thirty (30) days after written notice thereof to the party in breach or default.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GLOBAL ENERGY GROUP, INC.                     GLOBAL ENERGY ACQUISITION GROUP,
                                              L.L.C.

By: _______________________                   By: ______________________________
     Name: John R. Bailey                          Name:
     Its:  EVP and CFO                             Its:

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                                    EXHIBIT A

                       FORM OF CERTIFICATE OF DESIGNATION

                      [REMOVE THIS PAGE AND INSERT COPY OF
                      SERIES B CERTIFICATE OF DESIGNATION.]

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                                    EXHIBIT B
                         FORM OF STOCK PURCHASE WARRANT

                      [REMOVE THIS PAGE AND INSERT COPY OF
                STOCK PURCHASE WARRANT FOR SERIES B PURCHASERS.]